                               STOCK PURCHASE WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK OF
                                   F5 LABS, INC.


     THIS CERTIFIES that, for value received, Brittania Holdings Limited (the "Holder" is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from F5 Labs, Inc., a Washington corporation (the "Company"), Three Hundred Thousand (300,000) shares (the "Shares") of the Company's common stock (the "Common Stock").

     This Warrant is issued pursuant to that certain Promissory Note issued by the Company to the Holder as of August 5, 1997.

1.   EXERCISE PRICE

     The per-Share purchase price under this Warrant (the "Exercise Price") shall be One Dollar ($1.00) per share.

2.   EXERCISE OF WARRANT

     The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time during a five-year period commencing on August 5, 1997, by the surrender of this Warrant and the Notice of Exercise form annexed hereto, and upon payment of the purchase price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company), whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased.

3.   ACCEPTANCE OF WARRANT

     By accepting this Warrant and the Promissory Note referenced herein, the Holder acknowledges that the securities represented by these instrument have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected without an effective registration statement related thereto or an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act of 1933, as amended.

4.   ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then-current price at which each share may be purchased hereunder shall be paid in cash to the Holder.


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5.   CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

6.   NO RIGHTS AS SHAREHOLDERS

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

7.   REGISTRY OF WARRANT

     The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.   LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.   SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10.  EARLY TERMINATION; RECLASSIFICATION

     (a) MERGER, SALE OF ASSETS. If at any time the Company proposes to merge with or into any other corporation, effect a reorganization or sell or convey all or substantially all of its assets to any other entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), then: (i) the Company shall give the Holder thirty (30) days notice of the proposed effective date of such transaction; and (ii) if the Warrant has not been exercised by the effective date of such transaction it shall terminate.


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     (b)  RECLASSIFICATION, ETC.   If the Company at any time shall, by
subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

     (c) AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of shares of Common Stock upon the exercise of any purchase rights under this Warrant.

11.  MISCELLANEOUS

     This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Washington and for all purposes shall be construed in accordance with and governed by the laws of said state.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of August 5, 1997.

                                             F5 LABS, INC.



                                             By /s/ Jeffrey S. Hussey
                                             ----------------------------------
                                             Jeffrey S. Hussey, President

ACCEPTED:

BRITANNIA HOLDINGS LIMITED

By
  ------------------------------------


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                                 NOTICE OF EXERCISE

TO: F5 LABS, INC.

     (1) The undersigned hereby elects to purchase ______ shares of Common Stock of F5 Labs, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.



                             --------------------------
                                       (Name)



                             --------------------------
                                     (Address)


     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



---------------------------         -----------------------------------
          (Date)                             (Signature)


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